EXHIBIT 2
                                    ---------

                         PEPPERMILL CAPITAL CORPORATION

                                November 19, 1999


Varner Technologies, Inc.
1819 Clarkson Road
Chesterfield, MO 63017

Gentlemen:

         This letter sets forth the terms and conditions upon which the business and operations of Varner Technologies, Inc., a Missouri corporation ("Company" or "Varner"), will be acquired by Peppermill Capital Corporation ("Peppermill"), or a wholly owned subsidiary thereof, (the "Business Combination"). The offer set forth in this letter of intent will expire at 5:00 p.m., Missouri time, on November 23, 1999, unless this letter of intent is signed by the Company on the appropriate line below and returned to the undersigned such that it is received prior to such time.

         1. Consideration. In the Business Combination, all the outstanding voting and non-voting shares of common stock of the Company will be acquired for the right to receive an aggregate of 10,116,000 shares of Peppermill. The
Company's preferred stock will be converted on a one-for-one basis in a new class of Peppermill preferred stock.

         2. Acquisition Agreement. Peppermill and the Company agree to act in good faith to negotiate and cause the execution of a definitive Acquisition Agreement (the "Acquisition Agreement") on or before December 31, 1999. The Acquisition Agreement will contain representations, warranties, covenants and conditions to be agreed upon by the parties.

         3. Peppermill's Conditions to Closing. Peppermill's closing of the transaction will be subject to the satisfaction of certain conditions, including the following:

                  (a) Execution of a definitive Acquisition Agreement between Peppermill and the Company, satisfactory in form and substance to Peppermill;

                  (b) Receipt of all necessary third party consents including approval of Peppermill's and the Company's board of directors and shareholders; and

                  (c) Receipt of all fairness opinions that the transaction is fair to Peppermill's common shareholders from a financial point of view.


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Varner Technologies, Inc.
November 19, 1999
Page 2


         4. Company's Conditions to Closing. The Company's closing of the transaction will be subject to the satisfaction of certain conditions, including the following:

                  (a)   Execution   of  a   definitive   Acquisition   Agreement
satisfactory in form and substance to the Company;

                  (b) Receipt of all necessary third party consents, including approval of Peppermill's and the Company's board of directors and shareholders; and

                  (c)  Execution  and  delivery,   prior  to  execution  of  the
Acquisition Agreement, of a voting agreement and proxy by shareholders owning 10,116,000 shares of Peppermill.

         5. Communications. Without the prior consent of the parties hereto, between the date hereof and the closing date, neither Varner, or Peppermill nor any of the officers, directors, employees, affiliates, stockholders or agents of any of them, shall make any statement or public announcement or any release to trade publications or through the press or otherwise, or make any statement to any competitor, customer or any other third party, with respect to the transaction contemplated hereby; provided, however, that nothing contained herein shall prevent (i) a party from communicating with those employees who will be involved in facilitating the closing of the transaction contemplated hereby; (ii) Peppermill and the Company from disclosing this transaction to its lenders, prospective underwriters; and (iii) as required by law.

         6. Expenses. Each party shall be responsible for all of its expenses incurred in connection with the transaction contemplated by this letter agreement, including the fees of any brokers and financial advisors.

         7. Termination. Except for paragraphs 5 and 6 hereof, this letter will automatically terminate and be of no further force and effect upon the earliest of (a) execution of a definitive Acquisition Agreement between Peppermill and the Company, (b) mutual agreement of the Company and Peppermill to terminate this letter agreement, and (c) 120 days after the acceptance of this letter agreement by the Company. Notwithstanding anything in the previous sentence, the termination of this letter agreement shall not affect any rights a party has with respect to the breach of this letter agreement by another party prior to such termination.

         This letter agreement is intended to be, and shall be construed only as a letter of intent and except for Sections 5,6, and 7 shall not impose any binding obligations on any person. Except as provided in the immediately preceding sentence, it is understood that the rights and



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Varner Technologies, Inc.
November 19, 1999
Page 3


obligations of the parties remain to be defined in a definitive Acquisition Agreement into which this letter agreement shall be merged.

         If you are in agreement with the terms set forth above and desire to proceed with the transaction on that basis, please sign this letter agreement in the space provided below and return an executed copy to us at the address set forth above.

                                                Sincerely,

                                                PEPPERMILL CAPITAL CORPORATION


                                                By: /s/ Clayton W. Varner
                                                    ---------------------------
                                                    Name:  Clayton W. Varner
                                                    Title: CEO and President


ACCEPTED AND AGREED as of the date first above written:

VARNER TECHNOLOGIES, INC.


By:      /s/ Clayton W. Varner
         ------------------------
         Name: Clayton W. Varner
         Title: CEO and President


By:      /s/ John A. Schlautman
         -------------------------
         Name: John A. Schlautman
         Title: CFO